Shareholder Meeting Results

A Special Meeting of Shareholders (the "Meeting") of Scudder Classic Growth Fund (the "Fund") was held on October 24, 1997, at the office of Scudder Kemper Investments, Inc. (formerly Scudder, Stevens & Clark, Inc.), Two International Place, Boston, Massachusetts 02110. At the Meeting, as adjourned and reconvened, the following matters were voted upon by the shareholders (the resulting votes for each matter are presented below). With regard to certain proposals, it was recommended that the Meeting be reconvened in order to provide shareholders with an additional opportunity to return their proxies. The date of the reconvened meeting at which the matters were decided is noted after the proposed matter.

1. To approve the new Investment Management Agreement between the Fund and Scudder Kemper Investments, Inc.

                                Number of Votes:
                                ----------------

         For           Against         Abstain       Broker Non-Votes*
         ---           -------         -------       -----------------

      2,463,534         34,189          22,202             54,304

2.    To elect Trustees.


                                                     Number of Votes:
                                                     ----------------

                     Trustee                  For                      Withheld
                     -------                  ---                      --------

        Henry P. Becton, Jr.               2,485,385                    34,540

        Dawn-Marie Driscoll                2,485,218                    34,707

        Peter B. Freeman                   2,485,240                    34,685

        George M. Lovejoy, Jr.             2,484,263                    35,662

        Dr. Wesley W. Marple, Jr.          2,485,279                    34,646

        Daniel Pierce                      2,485,385                    34,540

        Kathryn L. Quirk                   2,484,540                    35,385

        Jean C. Tempel                     2,485,246                    34,679

3. To approve the Board's discretionary authority to convert the Fund to a master/feeder fund structure through a sale or transfer of assets or otherwise.

                                Number of Votes:
                                ----------------

         For            Against        Abstain       Broker Non-Votes*
         ---            -------        -------       -----------------
      2,361,561          72,290         31,771             54,303


                        21 - Scudder Classic Growth Fund

4. To approve certain amendments to the Declaration of Trust. Sufficient proxies had not been received by December 2, 1997 to approve the amendments to the Declaration of Trust. Management has determined not to continue to seek shareholder approval for this item.

                                Number of Votes:
                                ----------------

         For            Against        Abstain       Broker Non-Votes*
         ---            -------        -------       -----------------

      2,414,407          45,077         29,327            53,346

5. To approve the revision of certain fundamental investment policies.


                                                                      Number of Votes:
                                                                      ----------------
                                                                                                     Broker
             Fundamental Policies                 For             Against          Abstain         Non-Votes*
             --------------------                 ---             -------          -------         ---------

         5.1   Diversification                 2,379,989          50,466            35,165           54,305
         5.2   Borrowing                       2,378,927          51,529            35,165           54,304
         5.3   Senior securities               2,379,454          51,002            35,165           54,304
         5.4   Concentration                   2,379,331          51,125            35,165           54,304
         5.5   Underwriting of securities      2,379,879          39,319            46,423           54,304
         5.6   Investment in real estate       2,379,005          40,193            46,423           54,304
         5.7   Purchase of physical            2,379,004          40,306            46,311           54,304
               commodities
         5.8   Lending                         2,379,987          39,323            46,311           54,304

6. To ratify the selection of Coopers & Lybrand L.L.P. as the Fund's independent accountants.


                                Number of Votes:
                                ----------------

            For                      Against                    Abstain
            ---                      -------                    -------

         2,468,134                    18,579                     33,212

* Broker non-votes are proxies received by the Fund from brokers or nominees when the broker or nominee neither has received instructions from the beneficial owner or other persons entitled to vote nor has discretionary power to vote on a particular matter.


                        22 - Scudder Classic Growth Fund